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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) April 17, 2009

                            CONSORTEUM HOLDINGS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                     333-140236
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(State or other jurisdiction    (Commission File Number)         IRS Employer
     of incorporation)                                       Identification No.)

               131 Court Street, #11, Exeter, New Hampshire 03833
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code 603 778-9910
                                  ------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 17, 2009 the Company entered into a binding Letter of Intent to acquire all of the issued and outstanding capital stock of Consorteum, Inc. by means of an exchange of the Company's Common Stock for the issued and outstanding shares of Consorteum, Inc.

Consorteum, Inc. is a corporation organized on April 2, 2006 under the laws of the Province of Ontario, Canada. A development stage company, Consorteum, Inc. is engaged, generally, in the business of facilitating and processing of Card Payment Transactions within the Consumer Financial Services market.

Other than the Letter of Intent, there is no relationship between the Company or its affiliates and Consorteum, Inc. or its affiliates. However, James D. Beatty, the Chairman of the Board of the Company, is also the Chairman of the Board of Consorteum, Inc. The Company was introduced to Consorteum, Inc. in 2008 for the purposes of acquiring Consorteum, Inc. as a portfolio company; however, such a transaction was precluded by the Company's failure to attract the seed capital to commence portfolio company acquisitions. This transaction is intended to be the sole acquisition and all discussions with other potential portfolio companies have been terminated.

In anticipation of reaching an agreement, the Company had changed its name to "Consorteum Holdings, Inc." as previously reported on Form 8-K filed April 14, 2009.

Closing of the exchange acquisition transaction is subject to (a) the negotiation and execution of a mutually-agreed plan and agreement of reorganization (exchange) and (b) due diligence of both parties based upon audited financial statements to be exchanged by the parties. Upon the closing of the stock exchange transaction, the Company will issue forty million (40,000,000) shares of its Common Stock to the shareholders of Consorteum, PRO RATA. For purposes of U.S. federal income taxes, the transaction is intended to qualify as a so-called "B" Reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

Closing will be scheduled in the plan and agreement, when it is negotiated; however, it is the intent of the parties to complete the transaction as soon as due diligence based upon the mutually-exchanged audited financial statements has occurred. This Company has filed its Form 10-K for the year ended December 31, 2008 and has provided those financial statements to Consorteum, Inc. Consorteum, Inc. is in the process of completing its financial statements and securing an audit of them. In addition, it is probable that the plan and agreement, when mutually- agreed, will contain provisions for the termination of the Agreement prior to Closing by either party under certain circumstances.

At Closing, it is anticipated that nominees of Consorteum, Inc. will be elected as the directors of the Company, and in turn appoint new officers, and the Company's current director and sole officer will thereafter resign, thereby effecting a change in control.


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On April 17, 2009 the Company issued 4,140,000 Common Stock Purchase Warrants to
(a) its law firm, Fox Law Offices, P.A. as compensation for services rendered, and to 5 shareholders, as adjustment of their holdings consistent with the terms of the Letter of Intent negotiations with Consorteum, Inc. These Warrants were issued pursuant to Section 3(a)(9) of the Securities Act and Section 4(2) of the Securities Act..


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CONSORTEUM HOLDINGS, INC.



                                               By: /s/ Richard C. Fox, Pres./CEO

Dated: April 17, 2009